Exhibit 99.1

Press Release

Youbet.com COO David Goldberg Nominated to Join Youbet Board of Directors

Thursday April 16, 2009, 4:01 pm EDT

BURBANK, Calif.--(BUSINESS WIRE)--Youbet.com, Inc. (NASDAQ:UBET - News) announced today that Chief Operating Officer David Goldberg has been nominated for election to the Company’s Board of Directors. With Mr. Goldberg anticipated to be elected to the Board, current member J.B. Pritzker will not be standing for re-election. Mr. Pritzker has been a Director since 2007.

“When I joined the Youbet Board in 2007, the shareholders were seeing declining profitability, bloated operating expenses and diminishing content availability,” said Mr. Pritzker. “Today by contrast, the company is firing on all cylinders. Our strategy was to convert Youbet.com from a virtual OTB into a successful true e-commerce company with improved net margins, a focus on the customer and tremendous scalability. All shareholders should feel very confident that the strong new management team and the Board will continue to build upon the Company’s recent successes, and as a shareholder I intend to assist the company in any way I can.”

“When J.B. first joined the Board, the Company was in a difficult spot with respect to its financial position and relations within the racing industry, and with J.B.’s assistance and guidance, we turned the corner in 2008 and are looking forward to a strong 2009,” said Youbet.com Chief Executive Officer Michael Brodsky. “During my tenure at Youbet, no investor has been more instrumental in helping to rebuild this company than J.B. Pritzker. Now with the nomination of David Goldberg to the Board, we will continue to expand and build upon J.B.’s e-commerce vision.”

Mr. Goldberg joined Youbet.com in November 2008 from Ticketmaster where he was Executive Vice President. While there, he oversaw Ticketmaster’s Global Music Services business, working with key executives in the music industry to help drive strategic business initiatives. During his tenure, Mr. Goldberg was one of three executives charged with overall leadership of the business through the office of the CEO, and also held global responsibility for all aspects of sales and marketing, mergers and acquisitions and business development.

“I am very excited to be nominated for the Youbet.com Board of Directors,” said Mr. Goldberg. “I would be remiss if I did not thank J.B. for reinforcing the new management team and helping us to put all of the new operational elements in place over the last 12 months. With the turnaround in the Company’s operations and financial performance essentially completed in 2008, and a significant amount of new content recently added to Youbet Express, I believe that the Company is in its strongest position in several years and I am eager to expand upon our recent successes to further leverage the preeminent ADW platform in the industry.”

About Youbet.com, Inc.

Youbet.com, Inc. (NASDAQ: UBET) is a leading domestic online horse racing and horse betting site, the exclusive provider of live horse racing footage and racing results to ESPN.com and CBSSports.com and a leading supplier of totalizator systems to the pari-mutuel industry. Youbet’s website enables its customers to securely wager on horse races at over 150 racetracks each year worldwide from the convenience of their homes or other locations. Through its online platform, Youbet offers members real-time wagering, co-mingled track pools, conditional wagering capabilities, high quality live audio/video, up-to-the-minute track information, mobile wagering, race replay library, simultaneous X2 Video multi-race viewing capability and sophisticated ROI-based player analysis tools. In addition, through its United Tote totalizator systems subsidiary, Youbet provides hardware and software to its track partners, allowing them to process pari-mutuel wagers, issue and pay tickets, and calculate payoff odds.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with Section 21E of the Securities Exchange Act of 1934, as amended, may involve known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include the difficulty of determining all of the facts relative to Section 382 of the Internal Revenue Code, unreported buying and selling activity by stockholders and unanticipated interpretations of the Internal Revenue Code and regulations as well as the risks and uncertainties discussed in Youbet’s Form 10-K for the year ended December 31, 2008, and in Youbet’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Contact:

Youbet.com, Inc.
Jeffrey Grosman, 818-668-2384
or
Investors:
Integrated Corporate Relations
William Schmitt, 203-682-8200